EXHIBIT 99.1

Till Capital 2016 Annual Financial Statement Filing Delayed

HAMILTON, Bermuda, March 29, 2017 (GLOBE NEWSWIRE) -- Till Capital Ltd. (NASDAQ:TIL) (TSX.V:TIL) (the “Company” or “Till”), a Bermuda domiciled company, announces that it will be late in filing its audited financial statements for the year ended December 31, 2016 and certain related filings.

On March 31, 2017, Till is required to file:

  audited annual financial statements for the year ended December 31, 2016 as required by Part 4 of National Instrument 51-102 Continuous Disclosure Obligations;

  management's discussion and analysis relating to the audited annual financial statements, as required by Part 5 of National Instrument 51-102 Continuous Disclosure Obligations;

  CEO and CFO certificates relating to the audited annual financial statements, as required by National Instrument 52-109 Certification of Disclosure in Issuers' Annual and Interim Filings; and

  U.S. GAAP restated quarterly financial statements for the three, six and nine month periods ended March 31, June 31 and September 30, 2016.

(collectively, the “required filings”).

Till is in the process of converting from IFRS to U.S. GAAP, and its audited financial statements for the year ended December 31, 2016 will be its first financial statements prepared in accordance with U.S. GAAP.  The process of effecting the change to U.S. GAAP has proven more time-consuming than Till and its auditors had anticipated, and the required filings will not be made by the March 31, 2017 filing deadline.  Till currently anticipates the required filings will be made on or about April 14, 2017.

Reported by:

John T. Rickard
Director and Chief Executive Officer
(208) 635-5415

Till Capital Ltd.

Till Capital Ltd. is a Bermuda-domiciled company with two wholly-owned subsidiaries, Omega Insurance Holdings Inc. and Resource Re Ltd.  Omega Insurance Holdings Inc. owns Omega General Insurance Company, a Canadian insurance company offering innovative and customized insurance industry solutions, including fronting and run-off services for insurers/reinsurers, within the Canadian marketplace.  Omega Insurance Holdings Inc. also operates Focus Group Inc., a consulting and project management company servicing the local and international needs of its Property Casualty Insurance clients. Resource Re Ltd. is a Bermuda-domiciled reinsurance company regulated by the Bermuda Monetary Authority with a Class 3A insurance license directed to underwrite reinsurance policies within a long term investment strategy. Through its regulated subsidiaries, the Company has been structured to produce underwriting profits as well as above average returns on assets under management.

For additional information:

Till Capital Ltd.
208-635-5415
info@tillcap.com
www.tillcap.com

Cautionary Note
At this time, the Company has no current plans to provide earnings guidance due to the volatility of investment returns.

The Till Capital shares are restricted voting shares, whereby no single shareholder of Till Capital is able to exercise voting rights for more than 9.9% of the voting rights of the total issued and outstanding Till Capital shares (the “9.9% Restriction”). However, if any one shareholder of Till Capital beneficially owns, or exercises control or direction over, more than 50% of the issued and outstanding Till Capital shares, the 9.9% Restriction will cease to apply to the Till Capital shares.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Till Capital or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Trading in the securities of Till Capital should be considered speculative.

Neither the TSX Venture Exchange nor its Regulatory Service Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Bermuda Monetary Authority accepts responsibility for the adequacy or accuracy of this release.

Cautionary Statement Regarding Forward Looking Information
Except for statements of historical fact, this news release contains certain “forward-looking information” within the meaning of applicable securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, and generally can be identified by phrases such as “plan”, “except”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “will”, “could” and other similar words, or statements that certain events or conditions “may” occur.   Such forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. These and all subsequent written and oral forward-looking information are based on estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. Except as required by law, Till Capital assumes no obligation to update forward-looking information should circumstances or management’s estimates or opinions change.